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                                                                     Exhibit 5.1


                               February 26, 1997


Sequana Therapeutics, Inc.
11099 North Torrey Pines Road, Suite 160
La Jolla, California 92037

             RE:  Registration Statement on Form S-8

Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 27, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, for an aggregate of 575,000 shares of your Common Stock under the 1994 Amended Incentive Stock Plan and the 1995 Director Option Plan and 42,614 shares of your Common Stock issuable upon the exercise of stock options issued in exchange for outstanding options to purchase Common Stock of NemaPharm, Inc. pursuant to the Merger Agreement and Plan of Reorganization ("Merger Agreement") by and among Sequana Therapeutics, Inc., Sequana Merger Sub, Inc., NemaPharm, Inc., and the Shareholders of NemaPharm, Inc., dated July 19, 1996. Such shares of Common Stock are referred to herein as the "Shares", and such plans are referred to herein as the "Plans". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

        It is our opinion that, when issued and sold in the manner described in the Plans and the Merger Agreement and pursuant to the agreements which accompany each grant under the Plans and the Merger Agreement, the Shares will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           WILSON, SONSINI, GOODRICH & ROSATI
                                           Professional Corporation


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